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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


eVentures Group, Inc.
Dallas, Texas



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 30, 1999 relating to the consolidated financial statements of eVentures Group, Inc. (the "Company") appearing in the Company's Forms 8-K/A and 10-12/G and amendments thereto for the years ended June 30, 1999, 1998 and 1997, our report dated October 29, 1999 relating to the financial statements of AxisTel Communications, Inc. appearing in the Company's Forms 8-K/A and 10-12/G and amendments thereto for the years ended December 31, 1998 and 1997 and our report dated April 21, 2000 relating to the financial statements of Internet Global Services, Inc. ("IGS") appearing in the Company's Form 8-K/A and amendments thereto for the acquisition of IGS for the years ended June 30, 1999 and 1998. We also consent to the reference to us under the caption "Experts" in the Prospectus.




New York, New York                                          /s/ BDO SEIDMAN, LLP
July 28, 2000